UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 21, 2008

Date of Report (Date of earliest event reported)

NATIONAL CITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10074	34-1111088

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of principal executive offices)	(Zip Code)

(216) 222-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Furnished pursuant to this Current Report on Form 8-K as Exhibit 99.1 is an investor presentation that was provided by National City Corporation to certain investors who had previously executed confidentiality agreements.

By letter dated April 10, 2008, FF Mortgage Company, as assignee of Merrill Lynch Bank & Trust Co., FSB, provided National City Bank with an indemnification claim notice pursuant to Article XI of the Purchase Agreement between National City Bank and Merrill Lynch Bank & Trust Co., FSB, dated September 5, 2006 (the “Purchase Agreement”), alleging that National City Bank had breached certain representations or warranties contained in the Purchase Agreement surrounding FF Mortgage Company’s alleged losses associated with its claimed repurchase of loans. Given the preliminary stage of this claim, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any. The Purchase Agreement was filed on a Current Report on Form 8-K on September 5, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Investor presentation April 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)
Date: April 21, 2008	By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President and Assistant General Counsel